Exhibit 99.1

NEWS RELEASE

Rohm and Haas Wood Biocides and Rockwood’s CSI Subsidiary to Form
Joint Venture to Serve the Wood Treatment Industry

Philadelphia, PA,/Princeton, NJ, October 12, 2006—Rohm and Haas Company and Chemical Specialties, Inc. (CSI) , a wholly owned subsidiary of Rockwood Holdings, Inc., today announced their plans to form a joint venture company to provide an extensive range of advanced wood treatment technologies and services to the global wood treatment industry.  The new company will bring together the wood biocides business of Rohm and Haas and the wood protection chemicals business of CSI.  The joint venture will substantially strengthen the new company’s product development programs, marketing, sales and comprehensive services to the wood treatment market.

The joint venture is equally owned by CSI and Rohm and Haas, and will be headquartered in Charlotte, NC.  CSI would receive a $75 million payment from Rohm and Haas as part of the agreement.  Rohm and Haas’s microbial control business for paints, coatings and other building and construction products, metalworking, water treatment, mineral processing as well as household and personal care preservatives would not be included in the joint venture.

According to Steve Ainscough, current President of CSI, who has been named President and CEO of the combined business, this joint venture will be formed to take advantage of the significant growth potential to develop and commercialize new products for the wood treatment industry.  “CSI and Rohm and Haas are a perfect fit.  With more than $200 million in annual sales, we will be in a unique position to combine our technologies and expertise to provide advanced products and services,” says Ainscough.  “We have an exciting pipeline of innovative products and, in 2007, we plan to introduce next generation preservatives which have been through more than 10 years of field performance testing.  Our customers can expect new, advanced technologies and a

Rohm and Haas Wood Biocides and Rockwood’s CSI Subsidiary to Form
Joint Venture to Serve the Wood Treatment Industry
October 12, 2006

broader portfolio of products with proven performance to meet their wood treatment needs.  This will enable our customers to deliver wood products that provide long-lasting protection and improved long-term appearance at cost competitive levels required by retailers and the end consumer.”

“This is a great opportunity to bring together Rohm and Haas’s expertise in microbial control technologies, including a broad portfolio of active ingredients, formulations expertise, extensive applications and regulatory experience as well as access to global manufacturing and research facilities with a well-respected partner who understands the needs of the wood treatment market,” says Guillermo Novo, Vice President, Rohm and Haas Biocides.  “The strengths of each company complement each other well and we are confident this will be a win-win partnership for the wood treatment industry and both companies.”  Novo added, “Further, the formation of the joint venture is consistent with Rohm and Haas’s strategic initiative for growth announced earlier this week.”

The joint venture plans to commence operation beginning January 1, 2007.

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Company Contacts

Investor Relations	Media Relations
For Rockwood	For CSI/Rockwood::
Timothy McKenna	Camille Dager
InvestorRelations@rocksp.com	Camille@hbmadv.com
609-734-6430	215-440-9800

For Rohm and Haas:	For Rohm and Haas:
Gary O’Brien	Shari Samuels
GOBrien@rohmhaas.com	SSamuels@rohmhaas.com
1-215-592-3409	215-619-5457

Rohm and Haas Wood Biocides and Rockwood’s CSI Subsidiary to Form
Joint Venture to Serve the Wood Treatment Industry
October 12, 2006

CSI and Rockwood

Chemical Specialties Inc. (CSI), a subsidiary of Rockwood Holdings, Inc., is a leading supplier of wood protection technology to the wood preservation industry. CSI supplies wood treatment technology and preservative formulations to companies that produce a wide range of high-quality treated wood products. CSI provides advanced solutions that improve wood and make it last.

CSI also provides a high level of integrated product support programs implemented by professional technical, marketing, customer service and product development staff located strategically throughout the US and Europe. CSI’s research and development team produces innovative technologies to maintain the company’s position as the recognized leader in market development and technology advancement initiatives in the treated wood industry.  For more information on CSI’s products and services, visit www.treatedwood.com.

Rockwood Holdings, Inc. (NYSE: ROC)  is a leading global specialty chemicals and advanced materials company. Rockwood has a worldwide employee base of approximately 10,800 people and net sales of $3.1 billion in 2005. The company focuses on global niche segments of the specialty chemicals and advanced materials markets, including specialty chemicals, performance additives, titanium dioxide pigments, advanced ceramics, custom synthesis, specialty compounds and electronics. For more information on Rockwood, please visit www.rocksp.com.

About Rohm and Haas Company
Leading the way since 1909, Rohm and Haas is a global pioneer in the creation and development of innovative technologies and solutions for the specialty materials industry. The company’s technologies are found in a wide range of markets including: Building and Construction, Electronics, Food and Retail, Household and Personal Care, Industrial Process, Packaging, Paper, Transportation and Water. Our innovative technologies and solutions help to improve life everyday, around the world. Based in Philadelphia, PA, the company generated annual sales of approximately $8 billion in 2005. Visit www.rohmhaas.com for more information. imagine the possibilities™

Rohm and Haas and Microbial Control
Rohm and Haas is a global leader in microbial control solutions used for a variety of processes, substrates and products, including paints and coatings, building and construction materials, plastics, water treatment, metalworking fluids, and mineral processing as well as preservatives for household and personal care applications. For more than 30 years, Rohm and Haas has been applying its extensive technical know-how to solve microbial challenges around the world. Our broad portfolio of products offers both innovative, practical and environmentally-sound solutions for today’s needs and the future.

Rohm and Haas Wood Biocides and Rockwood’s CSI Subsidiary to Form
Joint Venture to Serve the Wood Treatment Industry
October 12, 2006

Forward Looking Statements

Rockwood Holdings, Inc.
The information set forth in this press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the business, operations and financial condition of Rockwood Holdings, Inc., its subsidiaries and affiliates (“Rockwood”). Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “predicts” and variations of such words or expressions are intended to identify forward-looking statements. Although Rockwood believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. “Forward-looking statements” consist of all non-historical information, including the statements referring to the prospects and future performance of Rockwood. Actual results could differ materially from those projected in Rockwood’s forward-looking statements due to numerous known and unknown risks and uncertainties, including, among other things, the “Risk Factors” described in Rockwood’s securities filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K.  Rockwood does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Rohm and Haas Company
This release includes forward-looking statements. Actual results could vary materially, due to changes in current expectations. The forward-looking statements contained in this announcement concerning plans to form a joint venture company, demand for products and services, sales and earnings forecasts, and actions that may be taken to improve financial performance, involve risks and uncertainties and are subject to change based on various factors, including the results of negotiations, cost of raw materials, natural gas, and other energy sources, and the ability to achieve price increases to offset such cost increases, development of operational efficiencies, changes in foreign currencies, changes in interest rates, the continued timely development and acceptance of new products and services, the impact of competitive products and pricing and the impact of tax and other legislation and regulation in the jurisdictions in which the company operates. Further information about these risks can be found in the company’s SEC 10-K filing of March 2, 2006.